As filed with the Securities and Exchange Commission on April 2, 2019
Registration No. 333-229761

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	2836	38-3982704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Clarke Drive
Cranbury, New Jersey 08512
(609) 619-3990
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence A. Kenyon
President, Chief Executive Officer and Chief Financial Officer
Outlook Therapeutics, Inc.
7 Clarke Drive
Cranbury, New Jersey 08512
(609) 619-3990
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Yvan-Claude Pierre Marianne C. Sarrazin Pia Kaur Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	Lawrence A. Kenyon Outlook Therapeutics, Inc. 7 Clarke Drive Cranbury, New Jersey 08512 (609) 619-3990	Jack Hogoboom Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-1 (the “Registration Statement”) is to amend the exhibit index in Item 16 of Part II of the Registration Statement to submit Exhibit 1.1 and Exhibit 5.1. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page, the exhibit index and the exhibits filed herewith. No changes are being made to the prospectus and, therefore, the prospectus has been omitted from this filing.

PART II
Information not Required in Prospectus
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, other than the underwriting discount, all which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.
Amount
SEC registration fee	$6,969
FINRA filing fee	8,625
Accountant’s fees and expenses	100,000
Legal fees and expenses	400,000
Transfer agent’s fees and expenses	5,000
Printing and engraving expenses	30,000
Miscellaneous	9,406
Total expenses	$560,000

Item 14.   Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, which limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws, as amended, provide that:
•
we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•
the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and bylaws, each as amended, which are filed as Exhibits 3.1 and 3.4, provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Item 15.   Recent Sales of Unregistered Securities.
The following is a summary of all securities that we have sold within the past three years without registration under the Securities Act of 1933, as amended, or the “Securities Act”.
The following list sets forth information as to all securities we have sold since the preceding three years up to the date of this document, which were not registered under the Securities Act.
(1)
From January 2016 through May 2016, we granted 3,802 RSUs under our 2015 Equity Incentive Plan.

(2)
In May 2016, we issued certain of the accredited investors party to that certain investors’ rights agreement dated March 10, 2014, as amended, three-year warrants to purchase an aggregate of 190,033 shares of our common stock at $0.01 per share. We have issued an aggregate of 88,787 shares upon exercise of such warrants for aggregate gross proceeds of  $3,355.

(3)
In May 2016, concurrent with the closing of our IPO, we sold to an accredited investor in a concurrent private placement 104,166 shares of our common stock, 416,666 of our Series A warrants and 416,666 of our Series B warrants, for an aggregate purchase price of approximately $5.0 million. The underwriters of our IPO served as placement agents for the private placement and received a placement agent fee of approximately $350,000.

(4)
In December 2016, we entered into a Note and Warrant Purchase Agreement, which we amended in April 2017 with the accredited investors named therein providing for the issuance and sale of up to $15.0 million of senior secured promissory notes, which bear interest at a rate of 5% per year and initially mature December 22, 2017, and warrants to acquire up to an aggregate 495,625 shares of our common stock at an initial exercise price of  $24.00 per share, which initially had a five-year term. In October 2017, we exchanged $1.5 million of these notes for 1.5 million shares of our Series B Convertible preferred stock. All Series B Convertible preferred stock subsequently converted into shares of our common stock in accordance with their terms and are no longer outstanding. We have subsequently amended the terms of the senior secured notes and warrants issued in connection therewith, most recently in November 2018, extending the maturity of the notes date up to December 2019, and providing for conversion into shares of our common stock at $8.9539 per share, and reducing the exercise price of the warrants to $12.00 per share and extending expiration date by three years. Through March 19, 2019, we have issued an aggregate of 50,393 shares of our common stock upon conversion of such notes.

(5)
In March 2017, we entered into a Purchase Agreement with the accredited investor named therein providing for the issuance and sale of up to $15.4 million of shares of our common stock, and up to an additional 28,301 shares of common stock as a commitment fee. In April and May 2017, the accredited purchaser purchased an additional 37,500 shares of common stock for total proceeds of $659,790.

(6)
In September 2017, we entered into a Purchase Agreement with the accredited investor named therein providing for, between September and October 2017, the issuance and sale of an aggregate of

250,000 shares of our Series A Convertible preferred stock and warrants to acquire 2,093,750 shares of our common stock at an exercise price of   $7.20 per share, which have an eight year term, for an aggregate purchase price of   $25.0 million. All shares of Series A Convertible preferred stock have converted into shares of our common stock and/or been exchanged for Series A-1 Convertible preferred stock. Prior to conversion and/or exchange, we issued an additional aggregate 11,045 shares of Series A Convertible preferred stock as quarterly dividends thereon in accordance with its terms.
(7)
In May 2018, we entered into a Purchase Agreement with the accredited investor named therein, providing for, between May and June 2018, the issuance and sale of an aggregate of 1,594,345 shares of common stock and common stock warrants to purchase 2,564,102 shares of common stock at an exercise price of   $7.80 per share, which have an eight year term, for an aggregate purchase price of approximately $15.0 million.

(8)
In July 2018, we exchanged all 58,735 outstanding shares of our Series A Convertible preferred stock for 58,735 shares of newly-created Series A-1 Convertible preferred stock, which Series A-1 Convertible preferred stock earns 10% quarterly dividends. Accordingly, we issued 1,468 additional shares on September 30, 2018, and 1,505 additional shares on December 31, 2018, in each case, as dividends thereon.

(9)
In November 2018, we entered into a Purchase Agreement with the accredited investor named therein, pursuant to which we issued and sold an aggregate of 2,680,390 shares of our common stock at $7.46 per share, for aggregate gross proceeds of $20.0 million.

We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the transactions described in paragraphs (2)-(9) by virtue of Section 3(a)(9), 4(a)(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (i) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (ii) appropriate legends were affixed to the stock certificates issued in such transactions.
We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions described in paragraph (1) above under Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701.
Item 16.   Exhibits and Financial Statement Schedules
a) Exhibits.
Exhibit No.		Description
1	.1*	Form of Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 19, 2016).
3.2		Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on July 19, 2018).
3.3		Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 6, 2018).
3.4		Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 18, 2019).

Exhibit No.		Description
3.5		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the SEC on May 19, 2016).
3.6		Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on November 29, 2016).
5	.1*	Opinion of Cooley LLP
10.1		2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.2	Form of Amended and Restated Performance Stock Unit Agreement for 2011 Stock Incentive
Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s registration statement on
Form S-1 (File No. 333-209011) filed with the SEC on April 27, 2016).
10.3		2015 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 8-K filed with the SEC on September 24, 2018).
10.4	Forms of agreements and award grant notices for 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form S-1 (File No.
333-209011) filed with the SEC on January 15, 2016).
10.5		2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on February 12, 2016).
10.6		Form of Indemnity Agreement, by and between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.12 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.7	Employment Agreement between the Registrant and Pankaj Mohan, Ph.D. dated February 22,
2016 (incorporated by reference to Exhibit 10.25 to the Registrant’s registration statement on
Form S-1 (File No. 333-209011) filed with the SEC on April 27, 2016).
10.8		Separation Agreement and Release by and between the Registrant and Pankaj Mohan, Ph.D., dated July 2, 2018 (incorporated by reference to Exhibit 10.5 to the Registrant’s quarterly report on Form 10-Q filed with the SEC on August 14, 2018).
10.9	Consulting Agreement and Release by and between the Registrant and Pankaj Mohan, Ph.D., dated July 2, 2018 (incorporated by reference to Exhibit 10.6 to the Registrant’s quarterly report on Form 10-Q filed with the SEC on August 14, 2018).
10.10		Executive Employment Agreement between the Registrant and Lawrence A. Kenyon, dated October 22, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on October 26, 2018).
10.11	Employment Agreement between the Registrant and Kenneth Bahrt, M.D., dated February 22,
2016 (incorporated by reference to Exhibit 10.26 to the Registrant’s registration statement on
Form S-1 (File No. 333-209011) filed with the SEC on April 27, 2016).
10.12		Separation Agreement and Release by and between the Registrant and Stephen J. McAndrew, Ph.D., effective as of November 26, 2018 (incorporated by reference to Exhibit 10.12 to the Registrant’s annual report on Form 10-K filed with the SEC on December 18, 2018).
10	.13†	Research License Agreement by and between the Registrant and Selexis SA, effective as of
October 3, 2011, as amended by Amendment No. 1 dated as of October 9, 2014 (incorporated by reference to Exhibit 10.13 to the Registrant’s registration statement on Form S-1 (File No.
333-209011) filed with the SEC on February 26, 2016).
10	.14†	ONS-3010 Commercial License Agreement by and between the Registrant and Selexis SA effective as of April 11, 2013, as amended effective as of May 21, 2014 (incorporated by reference to Exhibit 10.14 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).

Exhibit No.		Description
10	.15†	ONS-1045 Commercial License Agreement by and between the Registrant and Selexis SA effective as of April 11, 2013, as amended effective as of May 21, 2014 (incorporated by reference to Exhibit 10.15 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10	.16†	ONS-1050 Commercial License Agreement by and between the Registrant and Selexis SA effective as of April 11, 2013, as amended effective as of May 21, 2014 (incorporated by reference to Exhibit 10.16 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.17		Joint Participation Agreement by and between the Registrant and Zhejiang Huahai Pharmaceutical Co., Ltd., effective as of May 6, 2013, as amended by that Amendment No. 1 and Mutual Termination Agreement re: Joint Participation Agreement, dated December 23, 2014 (incorporated by reference to Exhibit 10.17 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10	.18†	Strategic Partnership Agreement by and between the Registrant and MTTR, LLC, effective as of February 15, 2018, as amended by the Letter Addendum dated March 2, 2018 (incorporated by reference to Exhibit 10.18 to the Registrant’s annual report on Form 10-K filed with the
SEC on December 18, 2018).
10.19		Lease Agreement by and between the Registrant and Cedar Brook 7 Corporate Center, LP, dated as of March 18, 2011 (incorporated by reference to Exhibit 10.18 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.20		First Amendment to Lease Agreement by and between the Registrant and Cedar Brook 7 Corporate Center, LP, dated as of December 2013 (incorporated by reference to Exhibit 10.19 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.21	Second Amendment to Lease Agreement by and between the Registrant and Cedar Brook 7
Corporate Center, LP, dated as of July 18, 2014 (incorporated by reference to Exhibit 10.20 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.22	Third Amendment to Lease Agreement by and between the Registrant and Cedar Brook 7
Corporate Center, LP, dated as of January 16, 2015 (incorporated by reference to Exhibit 10.21 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the
SEC on January 15, 2016).
10.23		Fourth Amendment to Lease Agreement by and between the Registrant and Cedar Brook 7 Corporate Center, LP, dated as of February 9, 2015 (incorporated by reference to Exhibit 10.22 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.24		Fifth Amendment to Lease Agreement by and between the Registrant and Cedar Brook 7 Corporate Center, LP, dated as of September 26, 2015 (incorporated by reference to Exhibit 10.23 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016).
10.25	Sixth Amendment to Lease Agreement by and between the Registrant and Cedar Brook 7
Corporate Center, LP, dated as of February 1, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 7, 2018).
10.26	Lease Termination Agreement by and between the Registrant and Cedar Brook East
Corporate Center, LP, dated as of August 28, 2018 (incorporated by reference to Exhibit 10.26 to the Registrant’s annual report on Form 10-K filed with the SEC on December 18, 2018).
10.27		Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.30 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on May 11, 2016).

Exhibit No.	Description
10.28	Securities Purchase Agreement between the Registrant and Sabby Healthcare Master Fund Ltd., dated May 11, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 19, 2016).
10.29	Warrant Agreement by and between the Registrant and American Stock Transfer & Trust
Company LLC, as Warrant Agent dated May 18, 2016 (incorporated by reference to
Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 27,
2016).
10.30	Amendment to the Warrant Agreement dated May 18, 2016 by the Registrant and American
Stock Transfer & Trust Company LLC, as Warrant Agent, dated February 6, 2017
(incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 6, 2017).
10.31	Amendment #2 to the Warrant Agreement dated May 18, 2016 by and between the Registrant and American Stock Transfer & Trust Company LLC, as Warrant Agent, dated February 9,
2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 9, 2018).
10.32	Amendment #3 to the Warrant Agreement dated May 18, 2016 by and between the Registrant and American Stock Transfer & Trust Company LLC, as Warrant Agent, dated January 22,
2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on January 22, 2019).
10.33	Form of Series A warrant certificate (included in Exhibit A to Exhibit 10.29).
10.34	Note and Warrant Purchase Agreement by and between the Registrant and the Purchasers named therein dated December 22, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2016).
10.35	First Amendment to Note and Warrant Purchase Agreement by and the Registrant and the
Noteholders named therein, dated April 13, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on April 17, 2017).
10.36	Note, Warrant and Registration Rights Amendment and Waiver, dated September 7, 2017
(incorporated by reference to Exhibit 10.9 to the Registrant’s current report on Form 8-K filed with the SEC on September 11, 2017).
10.37	Second Note and Warrant Amendment and Waiver, dated November 5, 2018 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on November 9, 2018).
10.38	Form of Senior Secured Promissory Note (included as Exhibit A to the Note and Warrant Purchase Agreement filed as Exhibit 10.34).
10.39	Form of Warrant (included as Exhibit B to the Note and Warrant Purchase Agreement filed as Exhibit 10.34).
10.40	Security Agreement by and between the Registrant and the Secured Parties named therein dated December 22, 2016 (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2016).
10.41	Intellectual Property Security Agreement by and between the Registrant and the Secured Parties named therein dated December 22, 2016 (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K filed with the SEC on December 23, 2016).
10.42	Registration Rights Agreement by and among the Registrant and the Investors named therein, dated February 3, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 3, 2017).
10.43	Purchase and Exchange Agreement by and between the Registrant and the Noteholders named therein, dated September 7, 2017 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on September 11, 2017).
10.44	Purchase Agreement by and between the Registrant. and Lincoln Park Capital Fund, LLC, dated March 8, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 9, 2017).

Exhibit No.		Description
10.45	Registration Rights Agreement by and between the Registrant and Lincoln Park Capital Fund,
LLC, dated March 8, 2017 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on March 9, 2017).
10.46		Purchase Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated September 7, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on September 11, 2017).
10.47		Form of Warrant to Purchase Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the SEC on September 11, 2017).
10.48		Investor Rights Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated September 11, 2017 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on September 11, 2017).
10.49	Amendment to Investor Rights Agreement by and between the Registrant and BioLexis Pte.
Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated May 11, 2018 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on
May 15, 2018).
10.50	Second Amendment to Investor Rights Agreement by and between the Registrant, and
BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated July 18, 2018
(incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on July 19, 2018).
10.51	Third Amendment to Investor Rights Agreement by and between the Registrant and BioLexis
Pte. Ltd., dated November 5, 2018 (incorporated by reference to Exhibit 10.2 to the
Registrant’s current report on Form 8-K filed with the SEC on November 9, 2018).
10.52		Purchase Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated May 11, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 15, 2018).
10.53		Form of Warrant to Purchase Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 15, 2018).
10.54	Term Sheet, Convertible Preferred Equity Investment in the Registrant by and between the
Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated
June 20, 2018 (incorporated by reference to Exhibit 10.4 to the Registrant’s quarterly report on
Form 10-Q filed with the SEC on August 14, 2018).
10.55		Exchange Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated July 18, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on July 19, 2018).
10.56		Purchase Agreement by and between the Registrant and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), dated November 5, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on November 9, 2018).
23	.1+	Consent of independent registered public accounting firm.
23	.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on signature page to the original filing of this registration statement).

*
Filed herewith

†
Confidential treatment has been granted for certain information contained in this document pursuant to an order of the SEC. Such information (indicated by asterisks) has been omitted and been filed separately with the SEC.

+
Previously filed

b) Financial Statement Schedules
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.
Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(3)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey, on April 2, 2019.
OUTLOOK THERAPEUTICS, INC.
By:
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
President, Chief Executive Officer and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
* Ralph H. Thurman	Executive Chairman	April 2, 2019
/s/ Lawrence A. Kenyon Lawrence A. Kenyon	President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 2, 2019
* Yezan Haddadin	Director	April 2, 2019
* Kurt J. Hilzinger	Director	April 2, 2019
* Pankaj Mohan, Ph.D.	Director	April 2, 2019
* Faisal G. Sukhtian	Director	April 2, 2019
* Joe Thomas	Director	April 2, 2019
* Joerg Windisch, Ph.D.	Director	April 2, 2019
* By: /s/ Lawrence A. Kenyon Lawrence A. Kenyon Attorney-in-Fact